                                                           EXHIBIT 99(b)



                           CONVERTIBLE PROMISSORY NOTE

US$ 500,000.00                                               DATE: APRIL 3, 1997

            FOR VALUE RECEIVED, the undersigned, TRANSMEDIA EUROPE, INC. and TRANSMEDIA ASIA PACIFIC, INC. (collectively, the "Payors"), hereby jointly and severally promise to pay to the order of TRANSMEDIA NETWORK INC. ("Payee"), at its principal offices on April 1, 1998, the principal sum of Five Hundred Thousand Dollars ($500,000.00), in lawful money of the United States and to pay interest, from the date hereof until said principal sum shall be paid in full, on said principal sum, or the unpaid principal balance thereof, in like money, at the rate per annum of 10%. Interest hereon shall be payable in quarterly installments on the first day of August and November, 1997, February 1998 and at maturity, commencing August 1, 1997. Notwithstanding such joint and several liability, it is understood and agreed that each Payor is directly liable for one half of the principal amount and the interest thereon for the purpose of allocating responsibility between the Payors and with respect to the conversion of the principal amount into shares of common stock of the Payors.

            The principal amount of this Promissory Note may be prepaid (together with interest on the amount prepaid to the date of prepayment) in whole or in part at any time and from time to time, without premium or penalty, upon ten business days' notice to the Payee.

            As provided in Annex A hereto, at the option of Payee, this Note, or any portion thereof which equals US$1,000 or any integral multiple thereof, may be converted at any time following the date hereof at the principal amount thereof, or of such portion thereof, in equal dollar amounts into fully paid and nonassessable shares of common stock of each Payor in equal amounts, at the conversion price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the maturity hereof.

            The price at which each share of common stock of each Payor shall be delivered upon conversion (herein called the "Conversion Price") shall be initially US$1.20 per share of common stock. The Conversion Price shall be adjusted in certain instances as provided in paragraphs (a), (b), (c), (d), (e),
(f) and (i) of Section 3 of Annex A. Each Payor hereby covenants not to take any action to increase the par value per share of its common stock.

            Each Pays represents and warrants to Payee (and, while this Note remains outstanding, shall be deemed continually to represent and warrant to Payee) that (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized; (b) it has full power authority and legal right to execute, deliver and perform this Note and has taken all corporate, shareholder or other legal actions (and made any filings and obtained any authorizations by governmental or regulatory authorities) that are necessary to authorize the execution, delivery and performance hereof; (c) it has received adequate consideration for executing, delivering and performing its respective obligations under this Note;
(d) this Note is valid and binding upon it and enforceable in accordance with its terms; and (e) the execution, delivery and performance hereof by it do not violate any charter document or by-law, any law or regulation, any judgment, order or decree of any court, arbitrator or governmental authority, or any material agreement of any nature whatsoever that is binding upon it.

            This Note shall, at Payee's option, become immediately due and payable in full without notice or demand upon the occurrence of any of the following events ("events of default"): (i) any payment under this Note is not made when due; (ii) Payee's discovery that any representation or warranty made herein to Payee is false or misleading in any material respect; (iii) the failure by either Payor to perform or observe any condition or agreement contained herein or in Annex A; (iv) the entry or issuance of any judgment, warrant, writ of attachment, tax lien, writ of garnishment or the like against either Payor, which alone or in the aggregate exceeds ten million dollars (US$10,000,000.00); (v) the dissolution of either Payor or the sale by either Payor of all or substantially all of its assets; (vi) the institution of a bankruptcy, insolvency, reorganization or similar proceeding by or against either Payor, the making by either Payor of an assignment for the benefit of creditors, or either Payor's seeking to avail itself of the protection of any other law for the relief of debtors. The Payors shall pay to Payee on demand all costs and expenses incurred by Payee in collecting or otherwise enforcing its rights under this Note, including attorneys' fees.

            The Payors hereby irrevocably waives presentment for payment, demand, notice of dishonor and protest hereof and, to the extent permitted by applicable law, all other notices. In addition, the Payers hereby irrevocably waive, as a defense to any action arising out of or relating hereto, the interference of any administrative or governmental authority of the jurisdiction(s) in which the Payors (or any Payer) is domiciled or the impossibility of performance resulting from any law or regulation, or from any change in the law or regulations, of such jurisdiction(s).

            This Note shall be governed by and construed in accordance with the law of the State of New York.

            Each Payor hereby irrevocably agrees that any action or proceeding relating hereto may be brought in by the state or federal courts located in the State, City and County of New York. Each Payor hereby irrevocably submits, in any such action or proceeding that is brought by Payee, to the non-exclusive jurisdiction of each such court, irrevocably waives the defense of an inconvenient forum with respect to any such action or proceeding, and agrees that service of process in any such action or proceeding may be made upon either Payor by mailing a copy thereof to such Payor at its address (as well as by any other lawful method.).

            Any notice or other communication given in connection herewith, including Annex A hereto, to either Payor shall be sent to them by hand delivery, by mail (postage prepaid) or by telecopy, as follows:

            If to Transmedia Europe:

                 11 St. James's Square
                 London 5WI Y4LB
                 England

            If to Transmedia Asia

                 11 St. James's Square
                 London 5WI Y4LB
                 England

            If to Payee:

                 Transmedia Network Inc.
                 11900 Biscayne Boulevard
                 Miami, Florida 33181
                 Facsimile: 305-892-4230/3342

or to such other address as either party may specify.

            This Note shall be binding upon any heir, successor, executor, personal representative or assign of either Payor. Payee's rights hereunder shall inure to the benefit of any successor or assignee of Payee.

            EACH PAYOR AND PAYEE EACH WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING HEREUNDER OR RELATING HERETO.

                                   SIGNATURES

TRANSMEDIA EUROPE, INC.,


By: /s/ Paul L. Harrison
    ------------------------
    Name: Paul L. Harrison
    Title: CEO

TRANSMEDIA ASIA PACIFIC, INC.


By: /s/ Paul L. Harrison
    ------------------------
    Name: Paul L. Harrison
    Title: CEO

                            FORM OF CONVERSION NOTICE

TO ___________________

            The undersigned hereby irrevocably exercises the option to convert the Note, or a portion thereof (which is $1,000 or an integral multiple thereof) designated below, into shares of fully paid non-assessable common stock in accordance with the terms of Annex A of the Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for a fractional share be issued and delivered to the undersigned unless a different name has been provided below.

            Specified Principal Amount to be converted: US$______________


                                      TRANSMEDIA NETWORK INC.


Dated:                                By:
                                         --------------------------------
                                         Name:
                                         Title:

                                                                         ANNEX A

                               CONVERSION OF NOTE

SECTION 1. Exercise of Conversion

      In order to exercise the conversion privilege, the Payee shall surrender the Note, duly endorsed or assigned to either Payor (on behalf of itself and as agent for the other Payor) or in blank, at the address of such Payor listed in the Note, accompanied by written notice to such Payor in the form provided in the Note (or such other notice as is acceptable to such Payor), that the Payee elects to convert such Note or, if less than the entire principal amount thereof is to be converted, the specified principal amount thereof to be converted. Subject to paragraphs 2(b) and 2(c), no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Note surrendered (or specified principal amount thereof) for conversion or on account of any dividends on the shares of common stock issued upon conversion.

      The Note shall be deemed to have been converted immediately prior to the close of business on the day of surrender of the Note for conversion in accordance with the foregoing provisions and the person entitled to receive the common stock issuable upon conversion shall be treated for all purposes as the record holder of such common stock as and after such time. As promptly as practicable on or after the conversion date, the Payors shall issue and shall deliver to the Payee (i) certificates for the respective number of full shares of common stock of each Payor issuable upon conversion, together with payment in lieu of any fraction of a share as provided in Section 2; and (ii) the amount of interest accrued on the principal amount of the Note being converted since the last date upon which interest was paid.

      In the case of the Note being converted in part only, upon such conversion the Payors shall execute and deliver to the Payee, at the expense of the Payers, a new convertible promissory note (the "New Note"). The New Note shall have (i) the same terms as the Note, and (ii) an aggregate principal amount equal to the unconverted portion of the principal amount of the surrendered Note.

      The Payee may convert up to one half of the principal amount of the Note into a Payor's shares of common stock and the remaining half of the principal amount of the Note into the other Payor's shares of common stock. The Conversion Notice shall designate which of each Payor's shares of common stock is subject to such conversion. All adjustment provisions, notice provisions, covenants and provisions for mergers, consolidations or sales of assets provided for herein shall be applied separately to each of the Payors.


                                    Page A-l

SECTION 2. Fraction of Shares.

      No fractional share of common stock shall be issued upon conversion of the Note. Instead of any fractional share of common stock which would otherwise be issuable upon conversion of the Note (or specified principal amount thereof), the Payors shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Closing Price (as hereinafter defined) at the close of business on the day of conversion (or, if such day is not a Trading Day (as hereafter defined), on the Trading Day immediately preceding such day).

SECTION 3. Adjustment of Conversion Price.

            (a) In case a Payor shall pay or make a dividend or other distribution on the common stock exclusively in common stock or shall pay or make a dividend or other distribution on any other class of its capital stock which dividend or distribution includes common stock, the Conversion Price for the common stock of such Payor in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of common stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this paragraph (a), the number of shares of common stock at any time outstanding shall not include shares held in the treasury of the relevant Payor. Neither Payor shall pay any dividend or make any distribution on shares of common stock held in its treasury.

            (b) Subject to paragraph (g) of this Section, in case a Payor shall pay or make a dividend or other distribution on the common stock consisting exclusively of, or shall otherwise issue to all holders of its common stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of its common stock at a price per share less than the Current Market Price (determined as provided in paragraph (h) of this Section) on the date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price for the common stock of such Payor in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of common stock which the aggregate of the offering price of the total number of shares of common stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of common stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes


                                    Page A-2
of this paragraph (b), the number of shares of common stock at any time outstanding shall not include shares held in the treasury of the relevant Payor. Neither Payor shall issue any rights or warrants in respect of shares of common stock held in its treasury.

            (c) In case outstanding shares of common stock of a Payor shall be subdivided into a greater number of shares of common stock, the Conversion Price for the common stock of such Payor in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of common stock shall be combined into a smaller number of shares of common stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which subdivision or combination becomes effective.

            (d) Subject to the last sentence of this paragraph (d) and to paragraph (g) of this Section, in case a Payor shall, by dividend or otherwise, distribute to all holders of its common stock evidences of its indebtedness, shares of any class of its capital stock, cash or other assets (including securities, but excluding any rights or warrants referred to in paragraph (b) of this Section, excluding any dividend or distribution paid exclusively in cash and excluding any dividend or distribution referred to in paragraph (a) of this Section), the Conversion Price for the common stock of such Payor shall be reduced by multiplying such Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in paragraph (h) of this Section) on such date less the fair market value (as determined by its Board of Directors, whose determination shall be described in a Board Resolution) on such date of the portion of the evidences of indebtedness, shares of capital stock, cash and other assets to be distributed applicable to one share of common stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following such date. If its Board of Directors determines the fair market value of any distribution for purposes of this paragraph (d) by reference to the actual or when-issued trading market for any securities comprising part or all of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to paragraph (h) of this Section, to the extent possible. For purposes of this paragraph (d), any dividend or distribution that includes shares of common stock, rights or warrants to subscribe for or purchase shares of common stock or securities convertible into or exchangeable for shares of common stock shall be deemed to be (x) a dividend or distribution of the evidences of indebtedness, cash, assets or shares of capital stock other than such shares of common stock, such rights or warrants or such convertible or exchangeable securities (making any Conversion Price reduction required by this paragraph (d)) immediately followed by (y) in the case of such shares of common stock or such rights or warrants, a dividend or distribution thereof (making any further Conversion Price reduction required by paragraph (a) and (b) of this Section, except any shares of common stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the


                                    Page A-3
date fixed for such determination" within the meaning of paragraph (a) of this Section), or (z) in the case of such convertible or exchangeable securities, a dividend or distribution of the number of shares of common stock as would then be issuable upon the conversion or exchange thereof, whether or not the conversion or exchange of such securities is subject to any conditions (making any further Conversion Price reduction required by paragraph (a) of this Section, except the shares deemed to constitute such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (a) of this Section).

            (e) In case a Payor shall, by dividend or otherwise, at any time distribute to all holders of its common stock cash (excluding any cash that is distributed as part of a distribution referred to in paragraph (d) of this Section or in connection with a transaction to which Section 10 applies) in an aggregate amount that, together with (A) the aggregate amount of any other distributions to all holders of the common stock made exclusively in cash within the 12 months preceding the date fixed for the determination of shareholders entitled to such distribution and in respect of which no Conversion Price adjustment pursuant to this paragraph (e) has been made previously and (B) the aggregate of any cash plus the fair market value (as determined by its Board of Directors, whose determination shall be described in a Board Resolution) as of such date of determination of any other consideration payable in respect of any tender offer by such Payor or a subsidiary thereof for all or any portion of the common stock consummated within the 12 months preceding such date of determination and in respect of which no conversion price adjustment pursuant to paragraph (f) of this Section has been made previously, exceeds 10% of the product of the Current Market Price (determined as provided in paragraph (h) of this Section) on such date of determination times the number of shares of common stock outstanding on such date, the Conversion Price for the common stock of such Payor shall be reduced by multiplying the Conversion Price in effect immediately prior to the close of business on such date of determination by a fraction of which the numerator shall be the Current Market Price (determined as provided in paragraph (h) of this Section) on such date less the amount of such cash previously distributed or to be distributed at such time applicable to one share of common stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day after such date.

            (f) In case a tender offer made by a Payor or any subsidiary or affiliate thereof for all or any portion of its common stock shall be consummated and such tender offer shall involve an aggregate consideration having a fair market value (as determined by its Board of Directors, whose determination shall be described in a Bond Resolution) as of the last time (the "Expiration Time") that tenders may be made pursuant to such tender offer (as it shall have been amended) that, together with (A) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be described in a Board Resolution) as of the Expiration Time of the other consideration paid in respect of any other tender offer by such Payor or a subsidiary or affiliate thereof for all or any portion of the common stock consummated preceding the Expiration Time and in respect of which no Conversion Price adjustment pursuant to this paragraph (f) has been made previously and (B) the


                                    Page A-4
aggregate amount of any distributions to all holders of the common stock made exclusively in cash preceding the Expiration Time and in respect of which no Conversion Price adjustment pursuant to paragraph (e) of this Section has been made previously, exceeds 10% of the product of the Current Market Price (determined as provided in paragraph (h) of this Section) immediately prior to the Expiration Time times the number of shares of common stock outstanding (including any tendered shares) at the Expiration Time, the Conversion Price for the common stock of such Payor shall be reduced by multiplying such Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be (x) the product of the Current Market Price (determined as provided in paragraph (h) of this Section) immediately prior to the Expiration Time times the number of shares of common stock outstanding (including any tendered shares at the Expiration Time) minus (y) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders upon consummation of such tender offer and the denominator shall be the product of (A) such Current Market Price times (B) such number of outstanding shares at the Expiration Time minus the number of shares accepted for payment in such tender offer (the "Purchased Shares"), such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time; provided, that if the number of Purchased Shares or the aggregate consideration payable therefor have not been finally determined by such opening of business, the adjustment required by this paragraph (f) shall, pending such final determination, be made based upon the preliminarily announced results of such tender offer, and, after such final determination shall have been made, the adjustment required by this paragraph (f) shall be made based upon the number of Purchased Shares and the aggregate consideration payable therefor as so finally determined.

            (g) The reclassification of common stock of a Payor into securities which include securities other than common stock (other than any reclassification upon a consolidation or merger to which Section 10 applies) shall be deemed to involve (i) a distribution of such securities other than common stock to all holders of common stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to such distribution" within the meaning of paragraph (d) of this Section), and (ii) a subdivision or combination, as the case may be, of the number of shares of common stock outstanding immediately prior to such reclassification into the number of shares of common stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (c) of this Section).

      Rights or warrants issued by a Payor to all holders of its common stock entitling the holders thereof to subscribe for or purchase shares of common stock (either initially or under certain circumstances), which rights or warrants (i) are deemed to be transferred with such shares of common stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of common stock, in each case in clauses (i) through (iii) until the occurrence of a specified event or


                                    Page A-5
events ("Trigger Event"), shall for purposes of this Section 3 not be deemed issued until the occurrence of the earliest Trigger Event. If any such rights or warrants, including any such existing rights or warrants distributed prior to the date of the Note, are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of such rights or warrants, or any Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 3 was made, (1) in the case of any such rights or warrant which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of common stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of common stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

      Notwithstanding any other provision of this Section 3 to the contrary, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any stockholder rights plan) shall be deemed not to have been distributed by a Payor for purposes of this Section 3 if such Payor makes proper provision so that if Payee converts the Note (or any portion of the principal amount thereof) after the date fixed for determination of stockholders entitled to receive such distribution shall be entitled to receive upon such conversion, in addition to the shares of common stock issuable upon such conversions, the amount and kind of such distributions that Payee would have been entitled to receive if Payee had, immediately prior to such determination date, converted the Note (or any portion of the principal amount thereof) into common stock.

            (h) For the purpose of any computation under this paragraph and paragraphs (b), (d) and (e) of this Section 3, the current market price per share of common stock of a Payor (the "Current Market Price") on any date shall be deemed to be the average of the daily Closing Prices on the principal exchange or market on which such common stock is traded for the 5 consecutive Trading Days selected by the Payee commencing not more than 20 Trading Days before, and ending not later than, the date in question; provided, however, that
(i) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to paragraph (a), (b), (c), (d), (e) or (f) above occurs on or after the 20th Trading Day prior to the date in question and prior to the "ex" date for the issuance or distribution requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the


                                    Page A-6
same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (ii) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price for the common stock of such Payor pursuant to paragraph
(a), (b), (c), (d), (e) or (f) above occurs on or after the "ex" date for the issuance or distribution requiring such computation and on or prior to the date in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which such Conversion Price is so required to be adjusted as a result of such other event, and (iii) if the "ex" date for the issuance or distribution requiring such computation is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (ii) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined by such Payor's Board of Directors in a manner consistent with any determination of such value for purposes of paragraph (d) or (e) of this Section 3, whose determination shall be described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of common stock as of the close of business on the day before such "ex" date. For the purpose of any computation under paragraph (f) of this Section, the Current Market Price on any date shall be deemed to be the average of the daily Closing Prices for the five (5) consecutive Trading Days selected by the Payors commencing on or after the latest (the "Commencement Date") of (i) the date 20 Trading Days before the date in question, (ii) the date of commencement of the tender offer requiring such computation and (iii) the date of the last amendment, if any, of such tender offer involving a change in the maximum number of shares for which tenders are sought or a change in the consideration offered, and ending not later than the Expiration Time of such tender offer; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to paragraph (a), (b), (c), (d), (e) or (f) above occurs on or after the Commencement Date and prior to the Expiration Time for the tender offer requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event. The closing price for any Trading Day (the "Closing Price") shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, on the principal securities exchange on which the common stock is listed or admitted to trading. For purposes of this paragraph, the term "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are generally not traded on the applicable securities exchange and the term "`ex' date," (i) when used with respect to any issuance or distribution, means the first date on which the common stock trades regular way on the relevant exchange or in the relevant market from which the Closing Prices were obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of common stock, means the first date on which the common stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender offer means the first date on which the common stock trades regular way on such


                                    Page A-7
exchange or in such market after the last time that tenders may be made pursuant to such tender offer (as it shall have been amended).

            (i) Each Payor may make such reductions in the Conversion Price for its common stock, in addition to those required by paragraphs (a), (b), (c),
(d), (e) and (f) of this Section, as it considers to be advisable (as evidenced by a Board Resolution) in order that any event treated for U.S. federal or foreign income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

            (j) No adjustment in the Conversion Price for the common stock of either Payor shall be required unless such adjustment (plus any other adjustments not previously made by reason of this paragraph (j)) would require an increase or decrease of at least 1% in such Conversion Price; provided, however, that any adjustments which by reason of this paragraph (j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

            (k) Notwithstanding any other provision of this Section 3, no adjustment to a Conversion Price shall reduce the Conversion Price below the then par value per share of the relevant common stock, and any such purported adjustment shall instead reduce such Conversion Price to such par value.

SECTION 4. Notice of Adjustments of Conversion Price.

      Whenever the Conversion Price for the common stock of a Payor is adjusted as provided herein, such Payor shall compute the adjusted Conversion Price in accordance with Section 3 and shall prepare, and deliver to the Payee, an Officers' Certificate signed by its chief executive officer or chief financial officer setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based.

SECTION 5. Notice of Certain Corporate Action.

      If, in case:

                        (a) a Payor shall declare a dividend (or any other
            distribution) on its common stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require a Conversion Price adjustment pursuant to paragraph
            (e) of Section 3; or

                        (b) a Payor shall authorize the granting to the holders
            of its common stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights (excluding shares of capital stock


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

            or option for capital stock issued pursuant to a benefit plan for employees, officers or directors of the Payors); or

                        (c) of any reclassification of the common stock of a
            Payor (other than a subdivision or combination of the outstanding shares of common stock), or of any consolidation, merger or share exchange to which a Payor is a party and for which approval of any stockholders is required, or of the sale or transfer of all or substantially all of its assets; or

                        (d) of the voluntary or involuntary dissolution,
            liquidation or winding up of a Payor; or

                        (e) a Payor or any subsidiary or affiliate thereof shall
            commence a tender offer for all or a portion of the outstanding shares of common stock (or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefor);

then such Payor shall deliver to the Payee to the address set forth in the Note, at least 21 days (or 11 days in any case specified in clause (a), (b) or (e) above) prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of common stock of record who will be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of common stock of record shall be entitled to exchange their shares of common stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clause (a) through (e) of this Section 5.

SECTION 6. Payors to Reserve Common stock.

      Each Payor shall at all times reserve and keep available, free from preemptive and other rights, out of its authorized but unissued common stock or out of its common stock held in treasury, for the purpose of effecting the conversion of the Note, the full number of shares of its common stock then issuable upon the conversion of the Note.


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

SECTION 7. Covenant as to Common stock.

      Each Payor covenants that all shares of its common stock which may be issued upon conversion of the Note will upon issue be fully paid and nonassessable and such Payor will pay all taxes, liens and charges with respect to the issue thereof.

SECTION 8. Provisions of Consolidation, Merger or Sale of Assets.

      In case of any consolidation of a Payor with, or merger of a Payor into, any other person, any merger of another person into a Payor (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of common stock) or any sale or transfer of all or substantially all of the assets of a Payor (other than to a wholly-owned subsidiary) or the acquisition by any person of all or substantially all of the common stock of a Payor, the person formed by such consolidation or resulting from such merger or which acquires such assets or common stock, as the case may be, shall execute and deliver to the Payee a New Note providing that the Payee shall have the right thereafter, during the period such New Note shall be convertible as specified in the Note, to convert such New Note only into the kind and amount of securities, cash and other property, if any, receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of common stock into which such New Note might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of common stock (i) is not a person with which such Payor consolidated or into which it merged or which merged into it or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of common stock held immediately prior to such consolidation, merger, sale or transfer by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such New Note shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section shall similarly apply to successive consolidations, mergers, sales or transfers.


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